Exhibit d(iv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT H

                          INVESTMENT ADVISORY CONTRACT

                     FEDERATED VERMONT MUNICIPAL INCOME FUND


     For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .40 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .40 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     The right of the adviser as set forth in Paragraph six of this Contract to assume expenses of one or more of the Funds shall also apply as to any classes of the above-named Fund.

        Witness the due execution hereof this 1st day of June, 2004.

                             FEDERATED INVESTMENT
                             MANAGEMENT COMPANY

                             By:  /s/ Keith M. Schappert
                                ---------------------------------
                             Name:  Keith M. Schappert
                             Title:  President/CEO


                             FEDERATED MUNICIPAL SECURITIES INCOME TRUST

                             By:  /s/ J. Christopher Donahue
                                ---------------------------------
                             Name:  J. Christopher Donahue
                             Title:  President





                                   Schedule 1
                          to Limited Power of Attorney
                           dated as of March 31, 1999
                          (revised as of June 1, 2004)
                      by Municipal Securities Income Trust
                            (the Trust "), acting on
                     behalf of each of the series portfolios
                          listed below, and appointing
                     Federated Investment Management Company
                        the attorney-in-fact of the Trust


                            List of Series Portfolios

                   Federated California Municipal Income Fund
                 Federated Michigan Intermediate Municipal Trust
                    Federated New York Municipal Income Fund
                 Federated North Carolina Municipal Income Fund
                      Federated Ohio Municipal Income Fund
                  Federated Pennsylvania Municipal Income Fund
                     Federated Vermont Municipal Income Fund